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                                                                Exhibit 10.13

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
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THIS AMENDMENT NO. 1 is made and entered into as of the 1st day of January 1995
(the "Amendment") to the employment agreement by and between Accent Color Sciences, Inc., a Connecticut corporation (the "Company), and Norman L. Milliard, an individual residing at 7 Emerald Avenue, Hampton, New Hampshire, 03842 (the "Employee").

                             W I T N E S S E T H :

WHEREAS, the Company and the Employee entered into an employment agreement dated December 14, 1993 (the "Employment Agreement"); and

WHEREAS, the Company desires to better reflect the value of the Employee to the Company in the terms of his employment with the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein provided, the parties hereto (the "Parties") hereby agree to amend the Employment Agreement, effective January 1, 1995, as follows:

A.  Paragraph 1 is amended to read, in its entirety, as follows:

1.  Term of Employment
    ------------------

1.1 The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term of three (3) years (the "Employment Term") commencing on January 1, 1995, (the "Commencement Date") and ending December 31, 1998.

1.2 Upon each anniversary of the Commencement Date, the Employment Term will be automatically extended by one (1) additional year expiring on the anniversary of the date of such extension, subject to notice of termination by either party prior to such anniversary of the Commencement Date in accordance with paragraph 4 hereof.

B.  Section 3.1 of Paragraph 3 is amended to read, in its entirety, as follows:

3.  Compensation.
    ------------

3.1 The Employee shall be paid a base salary at the rate of $120,000 per annum (the "Base Salary"), payable in equal bi-monthly installments.

Thereafter the base salary shall be reviewed annually upon renewal under subsection 1.2 for any increase. Any increase shall be solely at the discretion of the Board of Directors (the "Board"). In no event may the Base Salary be reduced.
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C
Section 4.2 of Paragraph 4 shall be amended to read, in its entirety, as follows:

4.2  Death or Disability.  The Employee's employment shall be terminated in
          -------------------
the event of his death or Disability. Upon termination of the Employee's employment hereunder as a result of the Employee's death or Disability, the Employee (or, in the event of his death, his Beneficiary) shall be entitled to
(a) all arrears of salary and expenses, (b) full and immediate vesting of any then unvested options to purchase securities of the Company which Employee may then hold, and (c) any other compensation or benefits as determined under applicable plans and programs of the Company (as in effect immediately prior to such termination).

For the purposes of this Agreement, "Disability" shall be deemed to have occurred when the Employee shall be unable to perform the duties of his then employment with the Company for an aggregate period of more than 36 weeks in a consecutive period of 52 weeks, due to physical or mental impairment (other than as a result of addiction to alcohol or any other drug) as determined by a physician acceptable to both the Company and Employee.

The Employee may designate one or more persons to receive payment of any compensation or other benefit payable on account of the Employee's death, by giving written notice of such designation to the Company in accordance with
Section 13 below. The person so designated shall be the Employee's Beneficiary with respect to such payment. In the event the Employee has not designated a Beneficiary with respect to any particular payment, the Employee's estate shall be the Beneficiary with respect to such payment.

D. Section 4.4 of Paragraph 4 shall be amended to read, in its entirety, as follows:

4.4  Termination Without Cause. If the Company terminates the Employee's
     -------------------------
employment other than for Disability, as provided in Section 4.2, above, or for Cause, as provided in Section 4.3, above, the Employee shall be entitled to:

(a) his base salary for a two-year period commencing on the date Employee's employment with the Company is terminated (such two-year period hereinafter referred to as the "Termination Period");

(b) full and immediate vesting of any then unvested options to purchase securities of the Company which Employee may then hold;

(c)  payment of health benefits for the Termination Period; and

(d) any vacation owed Employee under subsection 3.4 above.

E

Except as hereinabove modified and amended, the Employment Agreement shall remain in full force and effect.

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 IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment No. 1 as of the date first above written.

ACCENT COLOR SCIENCES, INC.



By /s/ Richard J. Coburn
  -----------------------------
  Richard J. Coburn
  I
  Chairman


   /s/ Norman L. Millard
  -----------------------------
  Norman L. Milliard

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